Exhibit 1.1
EXECUTION VERSION
LIFE TECHNOLOGIES CORPORATION
$1,500,000,000
3.375% Senior Notes due 2013
4.400% Senior Notes due 2015
6.000% Senior Notes due 2020
UNDERWRITING AGREEMENT
FEBRUARY 11, 2010
Banc of America Securities LLC
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

Underwriting Agreement
February 11, 2010
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
     As Representatives of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York, NY 10036
GOLDMAN, SACHS & CO.
200 West Street
New York, New York 10282
J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, NY 10017
Ladies and Gentlemen:
          Introductory. Life Technologies Corporation, a Delaware corporation (the “Company”) proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $250,000,000 aggregate principal amount of the Company’s 3.375% Senior Notes due 2013 (the “2013 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.400% Senior Notes due 2015 (the “2015 Notes”) and $750,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2020 (the “2020 Notes” and, together with the 2013 Notes and the 2015 Notes, the “Notes”). Banc of America Securities LLC (“BAS”), Goldman, Sachs & Co. and J.P. Morgan Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.
     The Notes will be issued pursuant to an indenture, dated as of February 19, 2010 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-164823), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 2:47 p.m. on February 11, 2010 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.
     The Company hereby confirms its agreements with the Underwriters as follows:
     Section 1. Representations and Warranties of the Company
     The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:
     a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).
     At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof or (B) to the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.
     Each Preliminary Prospectus and the Prospectus, at the time each was filed with the SEC, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated February 10, 2010, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

     c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.
     e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
     f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any

Underwriter through the Representatives consists of the information described as such in Section 8 hereof.
     g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (collectively, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.
     h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     j) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     k) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

     l) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.
     m) Significant Subsidiaries. The subsidiaries listed on Schedule B (“Significant Subsidiaries”) attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02(10) of Regulation S-X).
     n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).
     o) Independent Accountants. Ernst &Young LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.
     p) Preparation of the Financial Statements. The financial statements of the Company and Invitrogen Corporation (“Invitrogen”), and, to the knowledge of the Company, the financial statements of Applied Biosystems, Inc. (“Applied Biosystems”), together with the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly, the consolidated financial position of the Company and its subsidiaries, Invitrogen and Applied Biosystems, as the case may be, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The selected financial data and the summary financial information included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus. In addition, the pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be included or incorporated by reference in the Registration Statement.
     q) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as disclosed in the Prospectus and the Disclosure Package, all of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not have any subsidiary not listed on Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2008 which is required to be so listed.
     r) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options, or upon conversion of outstanding convertible securities, in each case, as described in the Disclosure Package and the Prospectus, as the case may be).
     s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its charter, by-laws, or other organizational documents (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clause (ii) only, for such Defaults as would not, individually or in the aggregate result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary action (corporate or otherwise) and will not result in any Default under the charter, by-laws or other organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clause (ii) of this sentence, for such Defaults, liens, charges, encumbrances, consents or violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company (other than any mandatory prepayment required by the terms of the Credit Agreement, dated November 21, 2008, by and among the Company, the Lenders from time to time party thereto, Bank of America, N.A, as Administrative Agent, Swing Line Lender and L/C Issuer, UBS Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents, and DuB Nor Bank, ASA and The Bank of Nova Scotia as Co-Documentation Agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time (regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise), including, without limitation, any agreement (a) extending or shortening the indebtedness incurred thereunder or contemplated thereby; (b) adding or deleting borrowers or guarantors thereunder; (c) increasing the amount of indebtedness incurred thereunder; or (d) otherwise altering the terms and conditions thereof) (the “Credit Agreement”), the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     t) No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, where any such action, suit or proceeding, if determined adversely, could, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.
     u) Labor Matters. No material dispute with the employees of the Company or any of its subsidiaries exists, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could, individually or in the aggregate, result in a Material Adverse Change.

     v) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in the conduct of the Company’s or its subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except where the failure to so own or have the right to use such Intellectual Property would not, individually or in the aggregate, result in a Material Adverse Change. Except as set forth in the Disclosure Package and the Prospectus, there is no infringement by third parties of any of the Company’s Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party and which infringement, invalidity, inadequacy or violation would, individually or in the aggregate, result in a Material Adverse Change, and the Company is unaware of any facts which would form a reasonable basis for any such claim.
     w) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
     x) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(p) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
     y) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a default to make such filings or payments would not result in a Material Adverse Change.

     z) Company Not an Investment Company. The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     aa) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     bb) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.
     cc) No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     dd) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     ee) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the

Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     ff) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws, regulations, orders, permits or requirements relating to Releases or threatened Releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances or materials, or petroleum and petroleum products, by-products or breakdown products, asbestos-containing materials or polychlorinated byphenyls (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of, or has any liability under, any Environmental Law, except as would not, individually or in the aggregate, result in a Material Adverse Change; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or Release into the environment, of any Material of Environmental Concern at, to or sent from any location occupied, used, owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, result in a Material Adverse Change; and (iii) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, result in a Material Adverse Change. “Release” means any releasing, spilling, emitting, escaping, seeping, discharging, depositing, disposing, leaking, pumping, pouring, dumping, emptying, injecting or leaching into or upon any water, land or air or otherwise entering the environment.

     gg) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations, products and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably expected to result in a Material Adverse Change.
     hh) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, except as would not, individually or in the aggregate, result in a Material Adverse Change. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), except as would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder, except, in each case, as would not, individually or in the aggregate, result in a Material Adverse Change. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code, except as would not, individually or in the aggregate, result in a Material Adverse Change.
     ii) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

     jj) Company’s Accounting System. The Company and its subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.
     kk) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     ll) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     mm) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     nn) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.
     Section 2. Purchase, Sale and Delivery of the Notes.
          a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 99.328% of the principal amount of the 2013 Notes, 98.918% of the principal amount of the 2015 Notes and 98.921% of the principal amount of the 2020 Notes, payable on the Closing Date.

          b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on February 19, 2010, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).
          c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.
          d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.
     It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
          e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates in global form through the facilities of the Depositary for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     Section 3. Covenants of the Company.
     The Company covenants and agrees with each Underwriter as follows:
          a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 within the time period specified by Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
          b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
          c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the

Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.
          f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
          g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.
          h) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.
          i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq Stock Market all reports and documents required to be filed under the Exchange Act.

          j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).
          k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
          l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).
          m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
          n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.
          o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.
     The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
          a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).
          b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.
          c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.
          d) No Objection. If the Registration Statement and/or the offering of the Notes has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
          e) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

          (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and
          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
          f) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion, dated as of such Closing Date, of (1) DLA Piper LLP (US), counsel for the Company, the form of which is attached as Exhibit A.
          g) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
          h) Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board or the Chief Executive Officer or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:
          (i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;
          (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;
          (iii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
          (iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
          i) Chief Financial Officer’s Certificate. The Company shall have furnished to the Representatives, a certificate, signed by the Chief Financial Officer, at the Initial Sale Time and at the Closing Date, dated respectively as of the Initial Sale Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives a form of which is attached as Exhibit C.
          j) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.
     Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, 10, 11(i) or 11(iv), or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.
     Section 8. Indemnification.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Disclosure Package, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Disclosure Package, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Disclosure Package, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Disclosure Package, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Disclosure Package, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the sixth and eighth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been expressly authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     Section 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the Nasdaq Stock Market, or trading in securities generally on either the

Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to offer or deliver the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.
     Section 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; any review by the Underwriters of the Company, the transactions contemplated hereby or the matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.
     Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representatives:
Banc of America Securities LLC
One Bryant Park
NY1-100-18-03
New York, NY 10036
Facsimile: 646-855-5958
Attention: High Grade Transaction Management/Legal
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Facsimile: 212-902-9316
Attention: Registration
and
J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Facsimile: 212-834-6081
Attention: Investment Grade Syndicate Desk-8th Floor
with a copy to:
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Facsimile: 646-848-4813
Attention: Michael J. Schiavone

     If to the Company:
Life Technologies Corporation
5791 Van Allen Way
Carlsbad, CA 92088
Facsimile: 760-602-6632
Attention: David L. Szekeres, Head Counsel, M&A, Governance & Securities
with a copy to:
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Facsimile: 212-884-8692
Attention: Jamie Knox, Esq.
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.
     Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE. The Company and each of the Underwriters agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each of the Underwriters agree to submit to the jurisdiction of, and to venue in, such courts.
     Section 18. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Section 19. Waiver of Trial by Jury. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     Secion 20. Tax Treatment. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     Section 21. Business Day. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     Section 22. Patriot Act Acknowledgement. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

LIFE TECHNOLOGIES CORPORATION

By:	/s/ David H. Smith
David H. Smith
Treasurer

Underwriting Agreement

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.
Banc of America Securities LLC

By:	/s/ Douglas Muller
Douglas Muller
Managing Director

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi
Robert Bottamedi
Vice President
Underwriting Agreement

SCHEDULE A

	Aggregate	Aggregate	Aggregate
	Principal	Principal	Principal
	Amount of 2013	Amount of 2015	Amount of 2020
	Notes to be	Notes to be	Notes to be
Underwriters	Purchased	Purchased	Purchased
Banc of America Securities LLC	$80,000,000	$160,000,000	$240,000,000
Goldman, Sachs & Co.	72,500,000	145,000,000	217,500,000
J.P. Morgan Securities Inc.	72,500,000	145,000,000	217,500,000
DnB NOR Markets, Inc.	5,000,000	10,000,000	15,000,000
Scotia Capital (USA) Inc.	5,000,000	10,000,000	15,000,000
BNP Paribas Securities Corp.	3,750,000	7,500,000	11,250,000
Mizuho Securities USA Inc.	3,750,000	7,500,000	11,250,000
Morgan Stanley & Co Inc.	3,750,000	7,500,000	11,250,000
RBS Securities Inc.	3,750,000	7,500,000	11,250,000

Total	$250,000,000	$500,000,000	$750,000,000

Sch-A

SCHEDULE B
Applied Biosystems, LLC (Delaware)
Applied Biosystems International, Inc (Delaware)
Molecular Probes, Inc. (Oregon)
Applied Biosystems Japan, Ltd (Japan)
Applied Biosystems Asia Pte Ltd (Singapore)

Sch-B

ANNEX I
Issuer Free Writing Prospectuses
Final Term Sheet dated February 11, 2010

Annex-I

ANNEX II
Company Additional Written Communication
Electronic (Netroadshow) road show of the Company relating to the offering of the Notes dated February 10, 2010.

Annex-II

EXHIBIT A
[Form of Opinion of Issuer’s Counsel]
[INSERT LETTERHEAD]
February [  ], 2010
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
     As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York, NY 10036
Re:	3.375% Senior Notes Due 2013 of Life Technologies Corporation

4.400% Senior Notes Due 2015 of Life Technologies Corporation

6.000% Senior Notes Due 2020 of Life Technologies Corporation
Ladies and Gentlemen:
We have acted as counsel to Life Technologies Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $250,000,000 aggregate principal amount of the Company’s 3.375% Senior Notes due 2013 (the “2013 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.400% Senior Notes due 2015 (the “2015 Notes”) and $750,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2020 (the “2020 Notes” and, together with the 2013 Notes and the 2015 Notes, the “Notes”). The Notes will be issued pursuant to an indenture (the “Base Indenture”) dated the date hereof by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture under the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes and the Indenture are described in the Registration Statement on Form S-3 (the “Registration Statement”), in the form in which it was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the Preliminary Prospectus and the Prospectus.
This opinion is furnished pursuant to Section 5(f) of the Underwriting Agreement dated February 11, 2010 (the “Underwriting Agreement”), by and between the Company and Banc of America

Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Capitalized terms used herein that are not defined shall have the respective meanings given them in the Underwriting Agreement.
A. Documents. We have examined such documents as we have deemed advisable or necessary for the purpose of rendering this opinion, including the following:
     (A) the Registration Statement on Form S-3 (File No. 333-164823), as filed by the Company with the Commission on February 10, 2010, for the purpose of registering the Notes under the Act, and the documents and information incorporated or deemed incorporated by reference therein;
     (B) the Preliminary Prospectus, as filed by the Company with the Commission on February 10, 2010 pursuant to Rule 424(b)(3) of the rules and regulations of the Commission promulgated under the Act;
     (C) the Company’s issuer free writing prospectus, as filed by the Company with the Commission on February 11, 2010 pursuant to Rule 433 of the rules and regulations of the Commission promulgated under the Act;
     (D) the Prospectus, as filed by the Company with the Commission on February 11, 2010 pursuant to Rule 424(b)(5) of the rules and regulations of the Commission promulgated under the Act;
     (E) the Base Indenture;
     (F) the Supplemental Indenture;
     (G) the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on January 6, 2009 (the “Certificate”);
     (H) the Fourth Amended and Restated Bylaws of the Company, as certified by the Company’s [Assistant] Secretary on the date hereof (the “Bylaws”);
     (I) certified copies of the certificates of incorporation, by-laws, certificates of formation and operating agreements, as applicable (the “Organizational Documents”) of each of the entities listed on Schedule 1 hereto the (“Subsidiary Opinion Parties”)1;
     (J) the stock records and minute books of the Company that were made available to us by the Company;

[1]	NTD: The schedule of Subsidiary Opinion Parties will cover those Significant Subsidiaries organized in jurisdictions where DLA Piper practices law.

     (K) executed counterparts of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and a specimen of each of the Notes;
     (L) the certificates of various corporate officers of the Company of even date herewith delivered by the Company to you pursuant to the Underwriting Agreement;
     (M) the Certificate of Good Standing of the Secretary of State of the State of Delaware with respect to the Company, dated February 11, 2010;
     (N) the other closing documents delivered by the Company and the Underwriters on the date hereof;
     (O) the material contracts, as amended through the date of the Underwriting Agreement, listed on [Sections 4 and 10] of the exhibit index to the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2008, and to the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 1, 2009 (collectively, the “Material Contracts”);
     (P) certified copies of certain resolutions adopted by the Board of Directors of the Company relating to the transactions contemplated by the Underwriting Agreement; and
     (Q) an Officers’ Certificate delivered by the Company in connection with our rendering this opinion (the “Officers’ Certificate”).
As to factual matters, subject to the further limitations on the scope of our review and inquiry set forth below, we have relied solely upon an examination, and have assumed the accuracy, completeness and genuineness, of the documents (or other confirmatory statements) listed or identified in paragraphs (A) through (Q) above. We have not undertaken independently to verify the accuracy of the facts set forth in such certificates, documents and representations.
B. Assumptions. We have assumed: (i) the genuineness and authenticity of all documents submitted to us as originals; (ii) the conformity to genuine, authentic originals of all documents submitted to us as copies; (iii) the legal competence of all individuals executing documents; and (iv) the due authorization, execution and delivery of all documents by any party other than the Company when due authorization, execution and delivery are a prerequisite to the effectiveness thereof. To the extent that the Company’s obligations under the Indenture or the Notes may be dependent upon such matters, we have also assumed that: (i) the Trustee under the Indenture has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; and (iv) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations.
With respect to our opinions in Paragraphs [1 and 2] to the effect that each of the Company and the Subsidiary Opinion Parties is validly existing as a corporation under the laws of its jurisdiction of incorporation or formation and duly qualified as a foreign corporation or limited liability company, partnership or other entity to transact business in the jurisdictions set forth on Schedules 2 and 3, we have relied solely upon the certificates of public officials of such jurisdictions.
With respect to our opinions in Paragraph [7], we have assumed that the statements made in the Registration Statement, the Preliminary Prospectus and the Prospectus and any further amendments and supplements referenced therein are correct and complete.
With respect to our opinions in Paragraph [8], we have assumed that the proceeds from the sale of the Notes are applied in the manner contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus.
With respect to our opinion in Paragraph [8] regarding consent, approval, authorization, registration, filing or qualification, and with respect to violation of federal or state statutes, rules or regulations, we have not conducted any special investigation of laws or regulations, and our opinion with respect thereto is limited to such laws of the United States, the State of New York and the General Corporation Law of the State of Delaware and their rules and regulations as in our experience are of general application to transactions of the sort contemplated by the Underwriting Agreement.
We express no opinion as to the effect on the opinions herein stated of the legal or regulatory status or nature of the Underwriters, and have assumed the compliance of the Underwriters with all state, federal or other laws or regulations applicable to them.
C. Limitation as to Specific Laws. We express no opinion concerning: (i) any laws, other than with respect to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States; and (ii) any questions of choice of law, choice of venue or conflict of laws.
D. Opinions. Based upon our examination of the foregoing, in reliance thereon, and subject thereto, we are of the opinion that, as of the date hereof:
1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to enter into the Underwriting Agreement and perform its obligations thereunder, and to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 2;

2.	Each of the Subsidiary Opinion Parties has been duly incorporated or formed and are validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, and each has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; each Subsidiary Opinion Party is duly qualified as a foreign corporation, limited liability company, partnership or other entity to transact business and is in good standing in each jurisdiction set forth opposite its name on Schedule 3;

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

4.	The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

5.	The Notes are in the form contemplated by the Indenture, have been duly authorized and executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price as specified in the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture;

6.	The statements set forth in the Preliminary Prospectus and the Prospectus under the captions (i) “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Notes and the Indenture, and (ii) “Material United States Federal Income Tax Consequences,” insofar as such statements constitute a summary of the legal matters referred to therein, are accurate descriptions or summaries in all material respects;

7.	The Registration Statement, the Preliminary Prospectus and the Prospectus, in each case, including the documents incorporated therein by reference, and any further amendments and supplements thereto, as applicable, made by the Company prior to the Closing Date (other than the exhibits, financial statements and related schedules and other financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act and the rules and regulations thereunder; it being understood, however, we express no view with respect to Regulation S-T promulgated under the Act;

8.	The issue and sale of the Notes by the Company pursuant to the Underwriting Agreement and the execution, delivery and performance of the Underwriting Agreement and the Indenture and the consummation of the transactions therein contemplated do not: (i) result in a breach of, a default under, the acceleration of indebtedness under, or the imposition of a lien or security interest under any Material Contract; (ii) result in any violation of the provisions of the Certificate or Bylaws, in each case as currently in effect; (iii) violate the General Corporation Law of the State of Delaware or any federal or New York statute, rule or regulation applicable to the Company; or (iv) require any consent, approval or authorization to be obtained by the Company from, or any registrations, filings or qualifications to be made by the Company with, any governmental agency or body under the General Corporation Law of the State of Delaware or any federal or New York statute, rule or regulation applicable to the Company except as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations, filings or qualifications as may be required under state securities or Blue

Sky laws in connection with the purchase and distribution of the Notes by the Underwriters; and

9.	The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be an “investment company” within the meaning of the Investment Company Act.
E. Qualifications. Notwithstanding any other provision hereof, the opinions herein above expressed are subject to the following qualifications:
          (A) The effect of the general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such remedy is considered in a proceeding in equity or at law).
          (B) The effect of statutory law and judicial decisions that limit enforcement of an exculpatory or indemnity provision, including, without limitation, limitations on the enforcement of provisions that encompass indemnification or exculpation with respect to: (i) the negligence or willful misconduct of the party seeking relief or of any person for whom said party is legally responsible; (ii) violations of law by the party seeking relief or by any person for whom said party is legally responsible; or (iii) matters found to be contrary to statute or public policy.
          (C) The effect of judicial decisions and statutory law restricting enforcement of certain covenants and the availability of specific performance or any other remedy of a lender, if the violation of a covenant or the breach of a warranty is not material or if the action is not undertaken in good faith under the then-existing circumstances.
          (D) The effect of judicial decisions and statutes limiting the enforceability of provisions imposing penalties, forfeitures, late payment charges, an increase in interest rate, or payment or other additional consideration: (i) upon prepayment, late payment, maturity, default or a lender’s election to accelerate a loan, particularly in cases where the occurrence of a default or waiving the benefit of a statutory right bears no reasonable relation to the damage suffered by the lender or is otherwise held to be a penalty; or (ii) as a consequence of costs incurred by a lender or imposition of governmental charges, taxes, levies or requirements upon a lender.
          (E) The enforceability of provisions regarding consent to service, jurisdiction, venue or forum of any claim, demand, action or cause of action arising under or related to the Underwriting Agreement or the Indenture or the transactions contemplated therein. We express no opinion as to any provision purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens in connection with any litigation arising out of or pertaining to the Underwriting Agreement or the Indenture.
          (F) We express no opinion concerning whether the directors of the Company have complied with any applicable fiduciary duties in connection with the authorization, execution and performance of the Notes, the Indenture and the Underwriting Agreement. In addition, we express no opinion with respect to: (i) the effect or availability of equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity), including injunctive relief or specific performance; (ii) the effect of antitrust or trade regulation laws; or (iii) the compliance or non-compliance with the antifraud provisions of state and federal laws, rules and regulations concerning the issuance of securities.
          (G) We express no opinion as to the accounting or tax consequences of the transactions contemplated by the Underwriting Agreement and the Indenture under applicable federal, state and local income tax laws and regulations.
***
This opinion is intended for your sole and exclusive use and is not to be made available to or relied upon by other persons or entities without our prior express written consent. This opinion is rendered as of the date hereof and we disclaim any undertaking to advise you of any facts, circumstances, events or developments hereafter occurring or coming to our attention which may alter, affect or modify the opinions expressed herein.
Very truly yours,

[INSERT LETTERHEAD]
February [    ], 2010
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
     As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York, NY 10036

Re:	3.375% Senior Notes Due 2013 of Life Technologies Corporation

4.400% Senior Notes Due 2015 of Life Technologies Corporation

6.000% Senior Notes Due 2020 of Life Technologies Corporation
Ladies and Gentlemen:
We have acted as counsel to Life Technologies Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $250,000,000 aggregate principal amount of the Company’s 3.375% Senior Notes due 2013 (the “2013 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.400% Senior Notes due 2015 (the “2015 Notes”) and $750,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2020 (the “2020 Notes” and, together with the 2013 Notes and the 2015 Notes, the “Notes”). The Notes will be issued pursuant to an indenture (the “Base Indenture”) dated the date hereof by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture under the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes and the Indenture are described in the Registration Statement on Form S-3 (the “Registration Statement”), in the form in which it was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the Preliminary Prospectus and the Prospectus.
This letter is furnished pursuant to Section 5(f) of the Underwriting Agreement dated February 11, 2010 (the “Underwriting Agreement”), by and between the Company and Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Capitalized terms used herein that are not defined shall have the respective meanings given them in the Underwriting Agreement.

The establishment or confirmation of factual matters or financial or quantitative information is beyond the scope and purpose of our professional engagement in this matter. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Disclosure Package (except for those set forth in the Preliminary Prospectus and the Prospectus under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Notes and the Indenture), and we have not made any independent check or verification thereof. However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Prospectus and the Disclosure Package, we have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and the independent registered public accounting firm for the Company during which conferences the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed.
Based upon our participation described above relying as to materiality upon the representations and statements of officers and representatives of the Company, we advise you that nothing has come to our attention that caused us to believe that (i) the Registration Statement (other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of the time it became effective or is deemed to have become effective under Section 11(d) of the Securities Act and Rule 430(B) thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
This letter is intended for your sole and exclusive use and is not to be made available or relied upon by other persons or entities without our prior express written consent. This letter is rendered as of the date hereof and we disclaim any undertaking to advise you of any facts, circumstances, events or developments hereafter occurring or coming to our attention which may alter, affect or modify the confirmations included herein.
Very truly yours,

EXHIBIT B
LIFE TECHNOLOGIES CORPORATION
Form of Final Term Sheet
February 11, 2010

	3.375% Senior	4.400% Senior Notes	6.000% Senior Notes
	Notes due 2013	due 2015	due 2020

Size:	$250,000,000	$500,000,000	$750,000,000

Maturity:	March 1, 2013	March 1, 2015	March 1, 2020

Coupon (Interest Rate):	3.375%	4.400%	6.000%

Yield to Maturity:	3.391%	4.474%	6.027%

Spread to Benchmark Treasury:	T+ 200 basis points	T+ 210 basis points	T+ 232 basis points

Benchmark Treasury:	UST 1.375% due	UST 2.250% due	UST 3.375% due
	2/15/13	1/31/15	11/15/19

Benchmark Treasury	Price: 99-30+	Price: 99-13+	Price: 97-09+
Price and Yield:	Yield: 1.391%	Yield: 2.374%	Yield: 3.707%

		March 1 and	March 1 and
Interest Payment	March 1 and September 1	September 1 of each	September 1 of each
Dates:	of each year, commencing	year, commencing	year, commencing
	September 1, 2010	September 1, 2010	September 1, 2010

Redemption Provision:	In whole or in part, at	In whole or in part,	In whole or in part,
	the greater of (1) 100%	at the greater of	at the greater of
	of the principal amount	(1) 100% of the	(1) 100% of the
	or (2) discounted	principal amount or	principal amount or
	present value at the	(2) discounted	(2) discounted
	Treasury Rate plus 30	present value at the	present value at the
	basis points plus	Treasury Rate plus	Treasury Rate plus
	accrued and unpaid	30 basis points plus	35 basis points plus
	interest to the	accrued and unpaid	accrued and unpaid
	redemption date.	interest to the	interest to the
		redemption date.	redemption date.

Price to Public:	99.953%	99.668%	99.796%

Settlement Date:	February 19, 2010	February 19, 2010	February 19, 2010

B-1

	3.375% Senior	4.400% Senior Notes	6.000% Senior Notes
	Notes due 2013	due 2015	due 2020
	53217V AA7 /	53217V AB5 /	53217V AC3 /
CUSIP/ISIN Number:	US53217VAA70	US53217VAB53	US53217VAC37

Joint	Banc of America	Banc of America	Banc of America
Book-Running	Securities LLC	Securities LLC	Securities LLC
Managers:
	Goldman, Sachs & Co.	Goldman, Sachs & Co.	Goldman, Sachs & Co.

	J.P. Morgan Securities	J.P. Morgan	J.P. Morgan
	Inc.	Securities Inc.	Securities Inc.

Co-Managers:	DnB NOR Markets, Inc.	DnB NOR Markets, Inc.	DnB NOR Markets, Inc.

	Scotia Capital (USA) Inc.	Scotia Capital (USA) Inc.	Scotia Capital (USA) Inc.

	BNP Paribas	BNP Paribas	BNP Paribas
	Securities Corp.	Securities Corp.	Securities Corp.

	Mizuho Securities	Mizuho Securities	Mizuho Securities
	USA Inc.	USA Inc.	USA Inc.

	Morgan Stanley &	Morgan Stanley & Co	Morgan Stanley & Co
	Co Inc.	Inc.	Inc.

	RBS Securities Inc.	RBS Securities Inc.	RBS Securities Inc.

Ratings:* (Moodys/S&P/Fitch)	Ba1/BBB-/BBB-	Ba1/BBB-/BBB-	Ba1/BBB-/BBB-
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Banc of America Securities LLC, Goldman, Sachs & Co. or J.P. Morgan Securities Inc. can arrange to send you the prospectus if you request it by calling or e-mailing Banc of America Securities LLC at 1-800-294-1322 or dg.prospectus_distribution@bofasecurities.com; Goldman, Sachs & Co. at 1-866-471-2526 or prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities Inc. collect at (212) 834-4533.

B-2

EXHIBIT C
Form of Chief Financial Officer’s Certificate
LIFE TECHNOLOGIES CORPORATION
OFFICER’S CERTIFICATE
February [__], 2010
          I, David F. Hoffmeister, do hereby certify that I am the Chief Financial Officer of Life Technologies Corporation, a Delaware corporation (the “Company”). I am providing this certificate in connection with the offering by the Company of $250,000,000 aggregate principal amount of 3.375% senior notes due 2013, $500,000,000 aggregate principal amount of 4.400% senior notes due 2015 and $750,000,000 aggregate principal amount of 6.000% senior notes due 2020 (the “Offering”), as described in the Company’ Registration Statement (No. 333-164823) (the “Registration Statement”), the prospectus dated February 10, 2010 (the “Prospectus”) and the prospectus supplement, dated February 11, 2010 (the “Prospectus Supplement”). Solely in my capacity as Chief Financial Officer, and not in my individual capacity, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, I do hereby certify that:
     1. As the Company’s Chief Financial Officer, I am responsible for the Company’s accounting and financial matters and I am familiar with the accounting, operations and records systems of the Company;
     2. I have read (1) the Registration Statement; (2) the Prospectus Supplement; (3) the Prospectus and (4) the Current Report on Form 8-K dated January 29, 2010 filed with the Securities and Exchange Commission and incorporated by reference in the Registration Statement, the Prospectus Supplement and the Prospectus and I have also read the Form 8-K dated January 28, 2010, relating to the Company’s earnings release, filed with the Securities and Exchange Commission;
     3. I have reviewed the financial information included in the “Recent Developments” section of the Prospectus Supplement and, to my knowledge, such financial information presents fairly, in all material respects, the financial condition of the Company and its consolidated subsidiaries and their results of operations for the periods shown;
     4. I have no reason to believe that, except in all instances for changes, increases or decreases that are disclosed in the section entitled “Recent Developments” in the Prospectus Supplement that have occurred or may occur, (a) at December 31, 2009 there was any change in the capital stock (other than issuances of capital stock upon exercise of options and conversions of convertible securities), increase in long-term debt of the Company and its consolidated subsidiaries, or decreases in consolidated net current assets or stockholders’ equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the September 30, 2009 consolidated balance sheet incorporated by reference in the Registration Statement, the Prospectus Supplement and the Prospectus, or (b) for the period from October 1,

2009 to December 31, 2009, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of consolidated net income of the Company and its consolidated subsidiaries;
     5. I have no reason to believe that, except in all instances for changes, increases or decreases that the Prospectus Supplement and the Prospectus disclose have occurred or may occur, (a) at February [___], 2010 there was any change in the capital stock (other than issuances of capital stock upon exercise of options and conversions of convertible securities), increase in long-term debt of the Company and its consolidated subsidiaries, or decreases in consolidated net current assets or stockholders’ equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the September 30, 2009 consolidated balance sheet incorporated by reference in the Registration Statement, the Prospectus Supplement and the Prospectus, or (b) for the period from October 1, 2009 to February [___], 2010 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of consolidated net income of the Company and its consolidated subsidiaries; and
     6. I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit A, which is included into the Prospectus Supplement. I have supervised the performance of the following procedures with respect to the circled information identified on Exhibit A, which were applied as indicated with respect to the capital letters as explained below, and, to my knowledge, such information is correct, complete and accurate in all material respects:
A. Proved the arithmetic accuracy of the percentages (as adjusted for rounding, where applicable) based on data appearing in the accounting records of the Company and pro forma financial data prepared by the Company.
     This certificate is being furnished solely to Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as the representatives of the underwriters, and their counsel, solely to assist in conducting their investigation of the Company and its subsidiaries in connection with the Offering. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this [___]th day of February 2010.

Name:	David F. Hoffmeister
Title:	Chief Financial Officer

Exhibit A